EXHIBIT 10.1

Hasbro, Inc.

Management Incentive Plan

2006

Hasbro, Inc.

Management Incentive Plan

1.0

Background

1.1

The Management Incentive Plan (MIP)

▪ Establishes standard criteria to determine plan eligibility, and overall company, business unit and individual performance objectives.
▪
▪ Establishes target awards as a percent of annual earned salary based on worldwide band level.

▪ Plan pay out is based on a combination of company, individual, and/or business unit performance.

▪

Performance objectives and goals are established to measure performance achievement and may be based on one or a combination of the following: sales, operating margin and returns for company and business unit performance, as well as an individual component.

1.2

Purpose

Hasbro, Inc., herein referred to as “the Company”, has established this plan for the purpose of providing incentive compensation to those officers, managers, and key employees who contribute significantly to the growth and success of the Company’s business; to attract and retain, in the employ of the Company, individuals of outstanding ability; and to align the interests of those who hold positions of major responsibility in the Company with the interest of the Company’s shareholders.

1.2.1

General Guideline

Amounts awarded under the plan are discretionary at all times.

1.3

Scope

The Plan is applicable to all subsidiaries and divisions of the Company, including the Corporate group, on a worldwide basis.

1.3.1

Eligibility

Officers, managers, and key employees, as determined by Management, whose duties and responsibilities contribute significantly to the growth and success of the Company’s business are eligible to participate in the Plan.  Eligibility will be determined by an employee’s broad band in accordance with the corporation’s method of job evaluation as appropriate.  Worldwide employees in positions classified in broad bands 30 and above will be eligible to participate.

Eligibility to participate in the Plan does not guarantee the receipt of an award under the Plan.  Notwithstanding any of the above, executive officers of Hasbro, Inc., as identified as participants under the company’s Senior Management Annual Performance Plan, are not eligible to participate in the Management Incentive Plan.  In addition, the incentive awards for executives considered part of the Senior Management Team are subject to the discretion and approval of the Stock Option and Compensation Committee of the Board of Directors of Hasbro, Inc.

1.3.2

Approval of Incentive Awards
The incentive awards for employees participating in this plan must be approved by the Chief Executive Officer & President (hereinafter, the "CEO") of the Company and the Stock Option and Compensation Committee of the Board of Directors.

2.0

Incentive Award Levels

2.1

Target Incentive Award

Target awards are expressed as a percentage of earned salary for the plan year.  For purposes of this Plan, earned salary means all base compensation for the participant for the year in question, which base compensation shall include all base compensation amounts deferred into the Company’s retirement savings plan, the Company’s Non-Qualified Deferred Compensation Plan, and/or any similar successor plans for the fiscal year and excludes any bonus or other benefits, other than base compensation, for the plan year.  By design, these are the award levels that plan participants can expect to earn when they and their applicable business units perform as expected  (i.e., achieve their goals and objectives).

2.2

Maximum Incentive Award

Under this incentive plan the maximum award is 200% of target of the overall award and/or any component of the award.  Any awards that are in excess of one times salary must be reviewed and approved by the Division’s senior management and the CEO.

2.3

The following table outlines the various incentive award levels defined above.  All percentages refer to percentages of base salary earned for the incentive award period.

WW Band	Target
80	60%
70	50%
60	45%
50	40%
40*	25%
30	15%

*Includes broad band 45 in European markets.

3.0

Measures of  Performance for 2006

3.1

Overall Company Performance

Each MIP formula contains a performance component related to overall Hasbro performance.  For 2006, this component is measured by Sales, , Operating Margin, and Returns.  The weighting and definition of the overall company measures are:

Measure	Definition	% of Company Measure
Sales (net revenues) Growth	Third Party Gross Sales (after returns) less Sales Allowances plus Third Party Royalty Income	40
Operating Margin	Operating Profit divided by Net Revenues	40%
Returns (Free Cash Flow)	Net Earnings + Depreciation & Amortization +/- Changes in working Capital – Capital Expenditures	20%

3.2

Individual Performance

Individual performance will be determined by the participant’s supervisor and approved by the Division/Subsidiary president or Corporate functional head where appropriate.  It will be based upon actual job performance consistent with goals/objectives outlined during performance reviews for the plan year.

3.3

Business Unit Performance

Each business unit, as determined under this program, will assess performance based on Sales and Operating Margin specific to the business unit.  The weighting and definition of the overall company measures are:

Measure	Definition	% of Company Measure
Sales (net revenue) Growth	Third Party Gross Sales (after returns) less Sales Allowances plus Third Party Royalty income	50%
Operating Margin	Operating Profit divided by Net Revenues	50%

Note: Note: Hasbro Far East uses the Balanced Scorecard as approved by the CEO in lieu of Sales and Operating Margin.

Those jobs, which are corporate in nature, will comprise the “corporate” business unit and their performance will be based on overall company performance as described in section 3.1.

3.3.1

Bonus Formula Metrics

The following is the structure for which all incentive formulas will be derived.  The formulas are used to assess performance at the overall company level, business unit level, and individual level.  Bonus formula metrics are subject to review annually by the CEO.

3.3.2

Bonus Formula Metrics WW 30 - 70

a) Corporate

75% overall company performance

25% individual performance

b) Business Unit

25% overall company performance

50% business unit performance

25% individual performance

c) Hasbro International

25% overall company performance

50% international, Europe, region and/or country performance

25% individual performance

3.3.3

Bonus Formula Metrics WW 80 – 90*

a) Corporate

100% overall company performance

Personal performance modifier1

b) Business Unit

40% overall company performance

60% business unit performance

Personal performance modifier1

*Only applies to those WW80’s and 90’s that are also part of the Senior Management team.

1Definition of the personal performance modifier: Management Business Objectives (MBOs) are set before the end of Q1 of the plan year. These are established between the employee and the CEO and/or COO.  Performance is reviewed annually - if MBO's are exceeded, pay out can be up to 150% of formula bonus; if MBO's are met, pay out can be up to 100% of formula bonus; if MBO's are not met, pay out can be reduced to 0% of formula. Maximum bonus may not exceed 300% of the target.

4.0

Development of Formula Incentive Award

At the close of the fiscal year, the overall company and each business unit's actual performance will be calculated and approved by the Chief Financial Officer, ("CFO").  The actual performance will be applied to the payout performance schedule below to develop the formula bonus*:

Performance %

Payout %*

< 80%

0%

Minimum performance 80%

80%

60%

For every 1% increase in perf, 2% increase in award

100%

100%

For every 1% increase in perf, 3% increase in award

105%

115%

110%

130%

For every 1% increase in perf, 4% increase in award

115%

150%

120%

170%

125%

190%

*Some countries outside of the US will have a separate performance and payout scale established annually.

Once the business unit has calculated the formula incentive awards, the recommended award pools by business unit are developed.  These recommended pools will equal the aggregate of the formula incentive awards including the budgeted individual performance component for all eligible employees.  These pools are subject to approval by the CEO and Compensation and Stock Option Committee of the Board of Directors.

4.1.

Formula Award

The formula incentive award is a first pass calculation of an award based on actual performance achieved by the overall company, business unit, and the estimated individual performance percentage.

Business unit incentive pool dollars are derived from the aggregated of formula awards within a business unit.

4.1.1

Recommended Awards

The recommended awards for participants of a specific business unit are submitted to the CEO and Compensation and Stock Option Committee for approval.  These recommended awards could be modified from the formula award based on management’s discretion.

4.2.

The CEO of the Company and the Compensation and Stock Option Committee of the Board of Directors shall review, modify, and approve all recommended awards, in their sole discretion.  In addition, any awards recommended in excess of one times a participant’s base salary must be reviewed and approved by the Chief Executive Officer & President and the Compensation and Stock Option Committee of the Board of Directors.

5.0

Removals, Transfers, Terminations, Promotions and Hiring Eligibility

5.1

Participants whose employment with the Company is terminated because of retirement or disability:

▪ After the close of the plan year, but prior to the actual distribution of awards for such year, may be awarded an incentive award for the plan year at the discretion of the CEO.

▪ After the beginning, but prior to the close of the plan year, no award shall be granted unless authorized at the sole discretion of the CEO.

5.2

Participants whose employment with the Company is terminated because of death:

▪

After the close of the plan year, but prior to the actual distribution of awards for such year, shall be awarded an incentive award for the plan year.  Such payment will be made to the deceased employee’s estate or designated beneficiary.

▪

After the beginning, but prior to the close of the plan year, no award shall be granted unless authorized at the sole discretion of the CEO.  Any such payments will be made to the deceased employee’s estate or designated beneficiary.

5.3

Participants who resign for any reason after the close of the plan year but prior to the distribution of awards for such year will not receive an incentive award.

5.4

Participants who are discharged from the employ of the Company or any of its subsidiaries for cause or for any offense involving moral turpitude or an offense involving breach of the fiduciary duty owed by the individual to the Company will not be entitled to an award for any plan year.

5.5

Participants who are discharged from the employ of the Company or any of its subsidiaries due to job elimination:

▪

After the close of the plan year, but prior to the actual distribution of awards for such year, may be awarded an incentive award for the plan year.  No award shall be granted unless authorized at the sole discretion of the CEO.

▪ After the beginning, but prior to the close of the plan year, the participant is no longer eligible for that year. However, a discretionary award may be granted by the CEO.

5.6

Participants under statutory or contractual notice:

▪ On December 31st of the plan year, may be awarded an incentive award for the plan year. No award shall be granted unless authorized at the sole discretion of the CEO.

▪ Which ends prior to the close of the plan year shall not be eligible for an incentive award for that plan year. However, a discretionary award may be granted by the CEO.

5.7

Participants transferred during the plan year from one division of the Company to another will be eligible to receive an award (subject to achievement of the requisite organizational and individual performance) through the division in which he or she is employed at the end of the plan year, but the award amount may be based on the performance made in each division in which the individual was employed during the year.

5.8

Employees hired during the plan year must be actively employed by July 1st of the plan year to participate in the bonus for that plan year.  Awards will be made based upon the employee's earned salary during the period of their employment with the Company during the plan year.

5.9

The eligibility for an award and plan status of employees who remain employed with the Company during the plan year but whose change in employment status through promotion or reclassification affects their level of participation:

▪ Prior to July 1st of the plan year, will participate at the level consistent with the promotion or reclassification.
▪ After July 1st but prior to the close of the plan year, will participate at the level consistent with their classification prior to the promotion or reclassification.

5.10

The eligibility for an award and plan status of employees who remain employed with the Company during the plan year but whose change in employment status through demotion affects their level of participation will be determined by the CEO in the CEO’s sole discretion.

6.0

Administration of the Plan

6.1

Amendments to the Plan (Contingency Clause)

The Chief Executive Officer and the Compensation and Stock Option Committee of the Board of Directors reserves the right to interpret, amend, modify, or terminate the Plan in accordance with changing conditions.

6.2

Incentive Award Distribution

Incentive awards, when payable, shall be paid as near to the close of the company’s fiscal year as may be feasible.  Participants in the Plan must be employed at the time of award distribution in order to receive bonus payments, except as provided in Section 5.0.

No individual has the rights to an award until it has been approved and distributed in accordance with the provisions of this plan.

6.3

Non-Assignment of Awards

Participants eligible to receive incentive awards shall not have any right to pledge, assign, or otherwise dispose of any unpaid or projected awards.

6.4

Deferral of Awards

Participants eligible to defer incentive awards through the Deferred Compensation Program (DCP) may elect to do so during the annual DCP enrollment.